UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2012

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On June 5, 2012, Iron Mountain Incorporated (the “Company”) issued a press release and released a presentation containing additional details regarding its pursuit of conversion to a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The press release and presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 8.01.                                          Other Events.

As previously announced, in June 2011 the Company’s board of directors (the “Board”) formed a Strategic Review Special Committee (the “Special Committee”) to, among other things, evaluate ways to maximize stockholder value through alternative financing, capital, and tax strategies, including evaluating a possible conversion to a REIT. On June 5, 2012, the Company announced that the Board, following a thorough analysis of alternatives and careful consideration of the topic and after the unanimous recommendation of the Special Committee, unanimously approved a plan for the Company to pursue conversion to a REIT (the “Conversion Plan”). The Company believes the REIT structure enhances its strategy to increase stockholder payouts and has the potential to create new opportunities for value creation. The anticipated benefits to stockholders include significant tax savings for the Company and increases in income distributable to stockholders, the potential to lower its cost of financing through increased ownership of currently leased real estate and the expansion of its stockholder base. The Company expects its long-term capital allocation strategy as a REIT will naturally shift toward increased use of equity to support lower leverage, though the Company’s leverage may increase in the short-term to fund the costs to support the Conversion Plan. The Company has begun to implement the Conversion Plan, pursuant to which the Company would elect REIT status no earlier than its taxable year beginning January 1, 2014. Any REIT election to be made by the Company must be effective as of the beginning of a taxable year; therefore, if, as a calendar year taxpayer, the Company is unable to convert to a REIT by January 1, 2014, the next possible conversion date would be January 1, 2015.

If the Company is able to convert to, and qualify as, a REIT, it will generally be permitted to deduct from U.S. federal income taxes dividends paid to its stockholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, only at the stockholder level. Nevertheless, the income of the Company’s U.S. taxable REIT subsidiaries (“TRS”), which will hold the Company’s U.S. operations that may not be REIT-compliant, will be subject, as applicable, to U.S. federal and state corporate income tax, and the Company and its subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations, regardless of whether held or conducted through qualified REIT subsidiaries (“QRS”) or TRS. The Company will also be subject to a separate corporate income tax on any gains recognized during a specified period (generally, 10 years) following the REIT conversion that are attributable to “built-in” gain with respect to the assets that the Company owns on the date it converts to a REIT. The Company’s ability to qualify as a REIT will depend upon its continuing compliance following the REIT conversion with various requirements, including requirements related to the nature of the Company’s assets, the sources of the Company’s income and the distributions to the Company’s stockholders. If the Company fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. Even if the Company qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property. In particular, while state income tax regimes often parallel the U.S. federal income tax regime for REITs described above, many states do not completely follow U.S. federal rules and may not follow them at all.

The Conversion Plan currently includes seeking a private letter ruling (a “PLR”) from the U.S. Internal Revenue Service (the “IRS”). The Company expects that its PLR request will have multiple components, and the conversion to a REIT will require favorable rulings from the IRS on numerous technical tax issues, including the characterization of the Company’s racking assets as real estate. The Company anticipates submitting its PLR request to the IRS in July 2012, but the IRS may not provide a PLR until 2013 or at all.

In addition, the Conversion Plan includes several modifications to the Company’s commitment to stockholder payouts that was initiated in April 2011. As of June 1, 2012, the Company has returned an aggregate of approximately $1.2 billion to its stockholders in the form of dividends and share repurchases since April 2011 and approximately $1.4 billion since it first began its share repurchase and dividend program in February 2010. In accordance with tax rules applicable to REIT conversions, the Company anticipates making distributions to stockholders of its accumulated earnings and profits of approximately $1.0 billion to $1.5 billion (collectively, the “E&P Distribution”), which the Company expects to pay in a combination of common stock and cash, with up to 80% of the E&P Distribution in the form of common stock and at least 20% in cash. The Company expects it will distribute a significant portion of the E&P Distribution in the fourth quarter of 2012, in advance of potential tax law changes impacting dividends. The balance will be paid out over several years beginning in 2013 based, in part, on IRS rules and the timing of the conversions of additional international operations into the REIT structure. Generally, the Company expects the E&P Distribution and other distributions to be taxable as dividends to its stockholders, whether paid in cash or a combination of cash and common stock, and not as a tax-free return of capital or a capital gain. The Company urges stockholders to consult their tax advisors regarding the specific tax consequences regarding these distributions.

Separately, the Company announced an 8% increase to its next six regular quarterly dividend payments, accelerating distributions to stockholders over that period with total cash dividends of approximately $280 million, based on the Company’s currently outstanding shares of common stock. The Company may pay certain distributions after becoming a REIT in the form of cash and common stock.

Also, in order to effect the Conversion Plan, the Company will need to complete certain internal reorganization actions, including requesting stockholder approval to impose typical ownership limitations required by the REIT structure. These include providing that, subject to various exceptions, no person may beneficially or constructively own more than 9.8% in value of the aggregate of the Company’s outstanding shares of stock, including the Company’s common stock and preferred stock (if any), or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of the Company’s stock. The Company anticipates that the Board will have the authority, in its sole discretion, to exempt a person from the foregoing ownership limits and may establish a different limit on ownership for any such person, if such exemption and different limit would not result in the Company’s failing to qualify as a REIT.

The internal reorganization also will include a separation of the Company’s operations between its TRS and QRS. The Company anticipates that the QRS will include a portion of its international subsidiaries and operations.

There are significant tax and other costs associated with implementing the Conversion Plan, and certain tax liabilities may be incurred regardless of the whether the Company ultimately succeeds in converting to a REIT. In addition, the Company must undertake major modifications to its internal systems, including accounting, information technology and real estate. The Company currently estimates that it will incur approximately $325 million to $425 million in one-time costs to support the Conversion Plan, including related tax liabilities associated with a change in the Company’s method of depreciating and amortizing various assets, including its racking, from its current method to methods that are consistent with the characterization of such assets as real property. The total recapture of depreciation and amortization expenses across all relevant assets is expected to result in U.S. federal and state income tax liabilities of approximately $225 million to $275 million, to be paid out over up to five years beginning in 2012, a significant portion of which may be paid in 2012. The Company has accrued for these liabilities as long-term deferred income taxes on its balance sheet. As such, there will be no income statement impact associated with the payment of these tax liabilities. The Company does expect to reclassify a significant portion of these liabilities as current liabilities in its balance sheet as of June 30, 2012. Additionally, the Company currently estimates total conversion costs over the five-year period to be approximately $100 million to $150 million, with approximately $20 million to $30 million of that amount expected to be incurred in 2012, including approximately $10 million of capital expenditures. If the Conversion Plan is successful, the Company also expects to incur an additional $5 million to $10 million in annual compliance costs in future years.

Depending on the ultimate size and timing of the stockholder distributions and the cash outlays associated with its conversion to a REIT, the Company may raise debt and/or issue equity in the near-term to fund these disbursements. The Company may also incur costs and record non-cash charges in connection with certain potential modifications to its employee equity compensation plans.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. When the Company uses words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, the Company is making forward looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

•                                          This Current Report states that the Company plans to pursue conversion to a REIT. In fact, there are significant implementation and operational complexities to address before the Company can convert to a REIT, including obtaining a favorable PLR from the IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making required stockholder payouts. The Company can provide no assurance when conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although, if it converts to a REIT, the Company plans to operate in a manner consistent with the REIT qualification rules, the Company cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRS and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

•                                          This Current Report states that the REIT structure enhances the Company’s strategy to increase stockholder payouts and opens potential new opportunities for value creation. The Board considered a variety of other alternatives and there can be no assurance that conversion to a REIT will be the most beneficial of the alternatives considered. Further, conversion to a REIT may not result in increases in distributable income or increased dividends to stockholders.

•                                          This Current Report states that the Company plans to elect REIT status no earlier than the taxable year beginning January 1, 2014. In fact, the Company does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this Current Report, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond the Company’s control.

•                                          This Current Report states that the Company may issue a portion of the E&P Distribution and other distributions as a REIT in shares of its common stock and that the Company expects to increase its issuance of equity as part of its long-term capital allocation strategy. Whether the Company issues equity, at what price and amount and other terms of any such issuances will depend on many factors, including alternative sources of capital, the Company’s then existing leverage, the Company’s need for additional capital, market conditions and other factors beyond the Company’s control. If the Company raises additional funds through the issuance of equity securities or debt convertible into equity securities, including for the purposes of funding the Company’s conversion costs, among other reasons, the percentage of stock ownership by the Company’s existing stockholders may be reduced. In addition, new equity securities or convertible debt securities could have rights, preferences, and privileges senior to those of the Company’s current stockholders, which could substantially decrease the value of the Company’s securities owned by them. Depending on the share price the Company is able to obtain, the Company may have to sell a significant number of shares in order to raise the capital it deems necessary to execute its long-term strategy, and the Company’s stockholders may experience dilution in the value of their shares as a result.

•                                          This Current Report states that the Company expects a natural shift in its long-term capital strategy toward lower leverage and the increased issuance of equity. The cost of the Company’s debt will depend on numerous factors, many of which are outside the Company’s control, including interest rates.

•                                          This Current Report states that the Company expects to seek a PLR from the IRS and that the Company requires favorable rulings from the IRS before converting to a REIT. The Company can provide no assurance that the IRS will ultimately provide the Company with a favorable PLR or that any favorable PLR will be received in a timely manner for the Company to convert successfully to a REIT as of January 1, 2014. Further, changes in legislation or the federal tax rules can adversely impact the Company’s ability to convert to a REIT or the benefits of being a REIT.

•                                          This Current Report states that the Company anticipates that conversion to a REIT would lower its cost of financing through increased ownership of currently leased real estate and increase dividend payouts to stockholders. The Company can provide no assurance that its cost of financing will be lowered, its stockholder base will be expanded or that it will increase or even maintain its current level of dividend payouts. The cost of the Company’s financing will depend on numerous factors, many of which are outside the Company’s control, including interest rates. In addition, future dividends will be dependent on the Company’s cash flows, as well as the impact of alternative, more attractive investments to dividends.

•                                          This Current Report provides an estimated range of the Company’s E&P Distribution. The Company is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of the Company’s 2010 taxable year using the Company’s historic tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual result of the study relating to the Company’s pre-REIT accumulated earnings and profits as of the close of the Company’s 2010 taxable year may be materially different from the Company’s current estimates. In addition, the estimated range of the Company’s E&P Distribution is also based on its projected taxable income for its 2011, 2012 and 2013 taxable years and its current business plans and performance, but the Company’s actual earnings and profits (and the actual E&P Distribution) will vary depending on, among other items, the timing of certain transactions, the Company’s actual taxable income and performance for 2012 and 2013 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits. For these reasons and others, the Company’s actual E&P Distribution may be materially different from the Company’s estimated range.

•                                          This Current Report states that the Company anticipates distributing a significant portion of the E&P Distribution in the fourth quarter of 2012 and expects to distribute the balance over several years beginning in 2013. The timing of the planned E&P Distribution, which may or may not occur, may be affected by potential tax law changes, including an extension of the current tax regime on the taxation of dividends, the completion of various phases of the REIT conversion process and other factors beyond the Company’s control.

•                                          This Current Report states that the Company plans to increase its regular quarterly dividends to stockholders over the next six quarters. The Company can provide no assurance that it will increase or even maintain its current level of dividend payouts. In addition, future dividends will be dependent on the Company’s cash flows, as well as the impact of alternative, more attractive investments to dividends.

•                                          This Current Report states that the Company expects to pay up to 80% of the E&P Distribution and may pay future dividends after converting to a REIT in the form of common stock. The Company may in fact decide, based on its cash flows, strategic plans, IRS revenue procedures relating to distributions of earnings and profits, leverage and other factors, to pay some or all of these amounts in all cash or a mix of cash and common stock that pays stockholders up to 80% in common stock.

•                                          This Current Report discusses internal reorganization plans. These plans may change over time, as necessary to support the Company’s conversion to a REIT, and the Company can provide no assurance that its final steps for reorganization will be the same as those described in this Current Report.

•                                          This Current Report provides an estimated range of the Company’s tax and other costs to convert to a REIT, including estimated tax liabilities associated with a change in the Company’s method of depreciating and amortizing various assets and annual compliance costs. The Company’s estimate of these taxes and other costs may not be accurate, and such costs may turn out to be materially different than the Company’s estimates due to unanticipated outcomes in the PLR, changes in the Company’s business support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors.

•                                          This Current Report mentions the possibility of exemptions from ownership limitations that the Company would adopt as part of the conversion to a REIT. In fact, the Company may not grant any exemptions from these limitations, and any exemption would be granted only at the discretion of the Board based on the relevant facts and circumstances at the time.

You should not rely upon forward-looking statements except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this document, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”), including the sections “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                                         Exhibits.

The Company hereby furnishes the following exhibits described above in Item 7.01:

99.1                                                   Press release dated June 5, 2012 (furnished herewith).

99.2                                                   Investor Presentation dated June 5, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: June 5, 2012